Exhibit 10.3

English Translation

CEC No

Account No

Employment Contract

It is on this day entered between :

First party (Company):

… AMIRA C FOODS INTERNATIONAL DMCC....

Second Party (Employee):

… KARAN A CHANANA....

Nationality: … DUBAI

Article One:

(Kind and duration of work and salary allowances)

The parties hereto have agreed that the second party shall work at the first party’s establishment as: CHAIRMAN

For a period of ...TWO YEARS...

Commencing from ...05-02-2012

To 04-02-2014...

(three years maximum)

Against a monthly basic salary of Dhs

… 135,000.00 …

The First Party shall provide the Employee with the following:

Accommodation: … YES …

Food ... YES ...

Transportation: The Employee shall be provided with a car and driver for the purpose of business of the Company at all locations.

The Employee shall receive payment or reimbursement for the conveyance, travel, business, entertainment or sales and business promotion expenses of the employee incurred for the purpose.

Other benefits (please state benefits you would like)

•                  Discretionary Annual Bonus- Dhs. 1,290,000

•                  Annual living expenses- Dhs. 440,000

Article Two:

(Work commencement conditions and working hours):

1.             The second party undertakes to work in Dubai Multi Commodity Center Free Zone.

2.             Duration of … ONE … month (one month minimum and six month maximum) shall be probation period during which either party may terminate this contract without notice in advance.

3.             Working hour shall be 8 hour per a day; therefore total working hours shall be 48 hours per week.

4.             Remuneration against overtime shall be paid in rate of 125%, and in rate of 150% in official holidays calculated on the basis of the basic salary for each working hour.

•                  This article shall not include persons at senior management positions (such managers).

Article Three (leave & medication):

1.             The Second Party shall have the right to official holidays of the private sector in accordance with the authorities’ laws, and he/she shall obtain full remuneration for such holiday.

2.             The Second Party shall be entitled to a leave of...30....days (30 day minimum) with remuneration paid for each year of his service to be calculated proportionately for any period less than year after the second party has completed the first year of service.

3.             The Second Party shall have the right to get sick leave of fifteen days paid in full remuneration in addition to thirty days in half remuneration during any the birth leave shall be 45 days conditional to completing the experimental period, and such leave shall be fully paid.

4.             The First Party shall bear the medication costs the Second Party needs throughout the contract’s term subject to the government doctor’s approval or any doctor nominated by the Fist Party provided that the medication costs shall be claimed within six months.

Article Four (renewal and amendment of the contract articles):

1. a. This contract shall be renewed automatically unless either party notifies the other in writing of his/her desire otherwise within thirty days.

CEC No:

Account No:

b. Notice period for employees at management positions (such as managers) and sales and marketing shall be ...30 DAYS....

Month (90 days maximum)

2.  The contracting parties undertake to inform the concerned authorities officially in case of any change to any article in regards of the salary or any allowance.

Article Five: (expiry or termination of contract):

The contract may be terminated:

a.                                       By the First Party and without a prior notice in case of the Second Party’s absence without any justification accepted by the First Party for more than seven successive days or more than twenty one days during one year of his/her service, or in case the employee braches to any safety laws, or if he/she incurs a significant loss or damage to the company, breach of trust, or in case the employee being caught intoxicated during the work or in case of general misconduct.

b.                                      Without prejudice to Article Four, the contract can be terminated by any party by submitting a written notice to the other Party (after the probation period)

In Case of terminating the services of the Second Party as per clause (a) of Article Five, the Second Party shall be deprived from end of service benefits only.

c.                                       At the termination or expiry of the contract, the First Party shall pay to the Second Party the end of service benefits 21 says for each year of service in addition to the annual leave salaries not used subject to the Second Party’s completion of one year service unless the contract being finished as per article 5-a.

Article Six: (travel tickets):

(a)  In Cash of renewing the contract between the parties and the Second Party desires to go back to his country (only) to use his/her leave, the First Party shall bear the cost of the return ticket, and the Second Party shall not claim the ticket allowance value in case the said party shall not leave to his/her country, and the Second Party shall have the right to claim the leave allowance.

(b)  The First Part shall provide the Second Party            with the leave tickets at the beginning and end of the contract or of the contract has been terminated by the company.

(c)  If the Second Party desires to terminate the contract before the expiry date, the second party shall bear the ticket cost for returning to home country.

Article Seven: (Death & Burial):

In Case of the Second Party Death during the contract, the First Party shall bear all costs of transporting the body and personal luggage of the Second Party to his/her home country as soon as possible and give his/her accruals to a party the Second Party appointed by a letter kept at the company.  In the time of signing the employment contract or to the concerned authority.

Article Eight: (contract attestation):

The First Party undertakes to carry out all attestation procedures at the customer services department as per procedures duly.

This contract shall supersede any contracts entered between the contracting parties unless they are attested by the management.

Article Nine:

This contract has been made into three original copies, signed by the parties hereto; each party shall keep one copy and the third copy to be filed to the customer services department (illegible) be referred to when necessary.

First Party:	Company Signature Stamp
[stamp] Amira C Foods International DMCC

Second Party:	Name and Signature
/s/ Karan A Chanana

Government Services Department